UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2023

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Office Q 11th Floor, Kings Wing Plaza 2

No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +8613020144962

Room 709 Tower 2, Admiralty Centre,

18 Harcourt Road, Admiralty, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2023, Mr. Jianguang Qian tendered his resignation as the Chief Financial Officer of Takung Art Co., Ltd. (the “Company”), effective immediately. Mr. Qian’s decision to resign was not the result of any disagreements with the Company on any matter related to the operations, policies, or practices of the Company.

On the same date, the nominating committee of the board of directors (the “Board”) of the Company appointed Mr. Yaobin Wang as the new Chief Financial Officer, effective immediately, to fill in the vacancy resulting from the resignation of Mr. Qian. In connection with Mr. Wang’s appointment, the Company and Mr. Wang entered into an employment agreement, dated July 10, 2023 (the “CFO Employment Agreement”), pursuant to which Mr. Wang will receive an annual base salary of $60,000 and discretionary share compensation for his services as Chief Financial Officer. His term of employment, which began July 10, 2023, is for one year, with the first three months being his probationary period. His employment may be terminated at any time during this probationary period and thereafter upon one month’s written notice. Mr. Wang may terminate his employment at any time for any reason or no reason upon three month’s advance written notice.

Mr. Yaobin Wang has served as the Finance Director & Operation Data Director of Lvmama.com since August 2018. From June 2017 to July 2018, Mr. Wang served as the Director and CFO of SunMoon Food Company Limited (SGX: AAJ). Mr. Wang served as an Investment Director of Yiguo Group from June 2017 to July 2018 and prior to that as Finance Director from April 2015 to June 2017. Mr. Wang received his bachelor’s degree in International Trade & Economy from Shanghai Jiao Tong University in 2008. Mr. Wang is a certified public accountant in China (CICPA) and the United States (AICPA).

There is no family relationship between Mr. Wang and any of our other officers and directors. Except for the employment agreement described above, Mr. Wang has not had any transaction with the Company since the beginning of our last fiscal year.

The foregoing description of the principal terms of the CFO Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the CFO Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement of Yaobin Wang, dated July 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023

Takung Art Co., Ltd

/s/ Kuangtao Wang
Name:	Kuangtao Wang
Title:	Chief Executive Officer

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